Exhibit 2.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “UC ASSET LP”, FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2016, AT 8:25 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5953086 8100	Authentication: 201769172
SR# 20160520486	Date: 02-02-16

State of Delaware Secretary of State Division of Corporations
Delivered 08:25 PM 02/01/2016
FILED 08:25 PM 02/01/2016
SR 20160520486 - FileNumber 5953086

CERTIFICATE OF LIMITED PARTNERSHIP

OF

UC ASSET LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is UC Asset LP.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Registered Agent at such address is Corporation Service Company.

THIRD: The name and mailing address of the general partner is as follows:

UCF Asset LLC

2815 Colonnades Court

Peachtree Corners, GA 30071

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 1st day of February, 2016.

UCF Asset LLC, the General Partner

By:	/s/ Larry Xianghong Wu
Name:	Larry Xianghong Wu
Title:	Authorized Person